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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Stein Mart, Inc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Stein Mart, Inc.

NOTICE AND PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 12, 2007

TO THE HOLDERS OF COMMON STOCK:

PLEASE TAKE NOTICE that the annual meeting of stockholders of Stein Mart, Inc. will be held on Tuesday, June 12, 2007, at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

The meeting will be held for the following purposes:

1.	To elect a Board of Directors for the ensuing year and until their successors have been elected and qualified.

2.	To approve an increase in the number of shares eligible for issuance under the Stein Mart 2001 Omnibus Plan by 3,000,000 shares.

3.	To transact such other business as may properly come before the meeting or any adjournment thereof.

The stockholders of record at the close of business on April 5, 2007, will be entitled to vote at the annual meeting.

It is hoped you will be able to attend the meeting, but in any event, we will appreciate it if you will vote according to the instructions on the enclosed proxy as promptly as possible. If you are able to be present at the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

James G. Delfs

Secretary

Dated: May 8, 2007

Proxy Statement for the

Annual Meeting of Stockholders of

STEIN MART, INC.

To Be Held on Tuesday, June 12, 2007

Stein Mart, Inc.

1200 Riverplace Boulevard

Jacksonville, Florida 32207

PROXY STATEMENT FOR ANNUAL MEETING OF

STOCKHOLDERS TO BE HELD JUNE 12, 2007

SOLICITATION

This Proxy Statement and the enclosed form of proxy are being sent to stockholders of Stein Mart, Inc. on or about May 8, 2007 in connection with the solicitation by the Company’s Board of Directors of proxies to be used at the Annual Meeting of Stockholders of the Company. The meeting will be held on Tuesday, June 12, 2007 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida.

The Board of Directors has designated Jay Stein and John H. Williams, Jr., and each or either of them, as Proxies to vote the shares of common stock solicited on its behalf. If the enclosed form of proxy is executed and returned, it may nevertheless be revoked at any time insofar as it has not been exercised by (i) giving written notice to the Secretary of the Company, (ii) delivery of a later dated proxy, or (iii) attending the meeting and voting in person. The shares represented by the proxy will be voted unless the proxy is mutilated or otherwise received in such form or at such time as to render it not votable.

VOTING SECURITIES

The record stockholders entitled to vote was determined at the close of business on April 5, 2007. At such date, the Company had outstanding and entitled to vote 43,769,461 shares of common stock, $.01 par value. Each share of common stock entitles the holder to one vote. Holders of a majority of the outstanding shares of common stock must be present in person or represented by proxy to constitute a quorum at the annual meeting.

SECURITY OWNERSHIP

Security Ownership of Certain Beneficial Owners

The following table shows the name, address and beneficial ownership as of April 5, 2007 of each person known to the Company to be the beneficial owner of more than 5% of its outstanding common stock:

Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Jay Stein	16,178,571	(1)	37.0%
1200 Riverplace Boulevard
Jacksonville, Florida 32207

EARNEST Partners, LLC	4,936,994	(2)	11.3%
1180 Peachtree Street NE
Suite 2300
Atlanta, Georgia 30309

T. Rowe Price Associates, Inc.	3,629,630	(3)	8.3%
100 E. Pratt Street
Baltimore, Maryland 21202

(1)

Shares consist of 14,451,379 shares held by Stein Ventures Limited Partnership, the general partner of which is Carey Ventures, Inc., 744,500 shares held by the Jay Stein Foundation over which Mr. Stein has sole voting and dispositive power as trustee of the Foundation, 220,000 shares over which Mr. Stein serves as Custodian for his children and has sole voting and dispositive power, 14,543 shares held by Carey Ventures, Inc., a corporation wholly-owned by Mr. Stein, 16,549 shares held by Jay Stein and 731,600 shares owned by a trust for the benefit of Deanie Stein and over which Mr. Stein has sole voting and dispositive power as trustee.

(2)

According to Schedule 13G filed February 6, 2007, EARNEST Partners, LLC is the beneficial owner of 4,936,994 shares, or 11.3% of shares outstanding of the Company’s common stock. EARNEST Partners, LLC is an investment advisor described in Rule13d-1(b)(1)(ii)(E) of the Securities Exchange Act of 1934 and states that the securities were acquired and are held in the ordinary course of business and were not acquired and are not held for the purpose of or with the effect of changing or influencing the control of the issuer of the securities and were not acquired and are not held in connection with or as a participant in any transaction having that purpose or effect.

(3)

According to Schedule 13G filed February 14, 2007, T. Rowe Price Associates, Inc. is the beneficial owner of 3,629,630 shares, or 8.3% of shares outstanding of the Company’s common stock. These securities are owned by various individual and institutional investors for which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment advisor with power to direct investments and/or sole power to vote the securities. Price Associates states that the securities referred to were acquired in the ordinary course of business and were not acquired for the purpose of and do not have the effect of changing or influencing the control of the issuer of such securities and were not acquired in connection with or as a participant in any transaction having such purpose or effect. Price Associates disclaims that Price Associates is the beneficial owner of the securities.

Security Ownership of Directors and Executive Officers

The following table sets forth certain information with respect to beneficial ownership of the Common Stock as of April 5, 2007 by: (i) each director and nominee for director; (ii) each executive officer named in the Summary Compensation Table and (iii) all directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Alvin R. Carpenter(3)(5)	14,687	—
James G. Delfs(4)(5)	40,575	0.1%
Linda McFarland Farthing(3)(4)(5)	13,187	—
Michael D. Fisher(4)(5)	421,788	1.0%
D. Hunt Hawkins(4)(5)	27,476	0.1%
Mitchell W. Legler(3)(5)(6)	33,687	0.1%
William A. Moll(4)(5)	33,213	0.1%
Michael D. Ray(4)(5)	76,550	0.2%
Richard L. Sisisky(3)(4)(5)(7)	12,307	—
Martin E. Stein, Jr.(3)(4)(5)(8)	33,174	0.1%
J. Wayne Weaver(3)(4)(5)	8,687	—
John H. Williams, Jr.(4)(9)	250,000	0.6%
James H. Winston(3)(5)(10)	62,187	0.1%
All directors and executive officers as a group (14)(4)	17,206,089	38.8%

(1)	All shares of Common Stock indicated in the table are subject to the sole investment and voting power of the directors and executive officers, except as otherwise set forth in the footnotes below.

(2)	Where percentage is not indicated, amount is less than 0.1% of total outstanding common stock.

(3)	Each outside director receives non-qualified options to purchase 4,000 shares of common stock of the Company upon becoming a director.

(4)	Includes the following shares which are not currently outstanding but which the named holders are entitled to receive upon exercise of options:

James G. Delfs	10,000
Linda McFarland Farthing	4,000
Michael D. Fisher	347,000
D. Hunt Hawkins	10,000
William A. Moll	21,450
Michael D. Ray	60,000
Richard L. Sisisky	1,320
Martin E. Stein, Jr.	4,000
J. Wayne Weaver	4,000
John H. Williams, Jr.	100,000
All directors and executive officers as a group	561,770

Options that are exercisable within 60 days are included in the shares indicated. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding common stock owned by each named holder and by the group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(5)	Includes the following shares of restricted stock which are currently outstanding and are held by the Company in safekeeping and delivered to each individual Key Employee upon vesting:

Alvin R. Carpenter	4,687
James G. Delfs	15,360
Linda McFarland Farthing	4,687
Michael D. Fisher	61,630
D. Hunt Hawkins	14,160
Mitchell W. Legler	4,687
William A. Moll	9,650
Michael D. Ray	13,660
Richard L. Sisisky	4,687
Martin E. Stein, Jr.	4,687
J. Wayne Weaver	4,687
James H. Winston	4,687

(6)	Includes 29,000 shares owned by Mr. Legler and his wife as tenants by the entirety.

(7)	Includes 300 shares over which Mr. Sisisky serves as custodian under the Florida Uniform Transfers to Minors Act.

(8)	Includes 7,800 shares over which Mr. Stein serves as custodian under the Florida Uniform Transfers to Minors Act.

(9)	Includes 150,000 shares owned jointly by Mr. Williams and his wife.

(10)	Includes 8,550 shares owned through corporations of which Mr. Winston is the sole stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers, and persons owning more than ten percent of the Company’s common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company and to furnish the Company with copies of all such reports. To the Company’s knowledge, based solely on review of copies of such reports furnished to the Company during 2006, all Section 16(a) filing requirements applicable to its directors, officers and greater than ten percent beneficial owners have been complied with.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the meeting, a Board of nine (9) directors will be elected for one year and until the election and qualification of their successors. Directors will be elected by a plurality of votes cast by shares entitled to vote at the meeting. Abstentions and broker non-votes will have no effect on the outcome. The accompanying proxy will be voted, if authority to do so is not withheld, for the election as directors of the persons named below who have been designated by the Board of Directors as nominees. Each nominee is at present available for election and was elected to the Board by the Company’s stockholders. After 16 successful years of serving on the Stein Mart Board, James H. Winston is retiring and will not stand for re-election. Also, after 10 successful years of serving on the Stein Mart Board, Michael D. Rose resigned his directorship as of February 2007 due to time constraints resulting from his appointment to the Chairman’s position of another publicly traded company. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. There are no family relationships between any directors or executive officers of the Company. Information concerning the Board’s nominees, based on data furnished by them, is set forth below.

The Board of Directors of the Company recommends a vote “for” the election of each of the following nominees. Proxies solicited by the Board will be so voted unless stockholders specify in their proxies a contrary choice.

Name Age	Positions with the Company; Principal Occupations During Past Five Years; Other Directorships	Year First Became Director of the Company(1)
Jay Stein (61)	Chairman of the Board of the Company since 1989 and Chief Executive Officer of the Company from 1998 to September 2001; former director of American Heritage Life Insurance Company based in Jacksonville, Florida and Promus Hotel Corporation based in Memphis, Tennessee	1968

John H. Williams, Jr. (69)	Vice Chairman of the Board since February 2003 and director of the Company; Vice Chairman and Chief Executive Officer of the Company from September 2001 to February 2003; President of the Company from 1990 to September 2001; director of SunTrust Bank, North Florida, N.A. in Jacksonville, Florida	1984

Alvin R. Carpenter ■ß (65)	Director of the Company; Vice Chairman of CSX Corporation from July 1999 to February 2001; director of Regency Centers Corporation, Florida Rock Industries, Inc. and PSS World Medical, Inc.	1996

Linda McFarland Farthing†ß (59)	Director of the Company; President and director, Friedman’s, Inc. 1998; President and director, Cato Corporation 1990-1997; director of CT Communications	1999

Michael D. Fisher (59)	Director of the Company; President and Chief Executive Officer of the Company since February 2003; President and Chief Operating Officer of the Company from September 2001 to February 2003; Executive Vice President, Stores of the Company from August 1993 to September 2001	2003

Mitchell W. Legler (64)	Director of the Company; majority shareholder of Kirschner & Legler, P.A. since April 2001; sole shareholder of Mitchell W. Legler, P.A. from August 1995 to April 2001; general counsel to the Company since 1991	1991

Richard L. Sisisky†■ß (52)	Director of the Company; President of The Shircliff & Sisisky Company, a management consulting company, since 2003; President and Chief Operating Officer and director of ParkerVision, Inc. from 1998 to 2003.	2003

Martin E. Stein, Jr.■ (54)	Director of the Company; Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, since 1997; director of Patriot Transportation Holding, Inc.	2001

J. Wayne Weaver (72)	Director of the Company; Chairman and Chief Executive Officer of LC Footwear, L.L.C. since 1995; Chairman, Chief Executive Officer and majority owner of Jacksonville Jaguars since 1993; Chairman of Shoe Carnival, Inc. since 1988	2001

(1)	Directors are elected for one-year terms

†	Member of the Audit Committee

■	Member of the Compensation Committee

ß	Member of the Corporate Governance Committee

EXECUTIVE OFFICERS

The executive officers of the Company are:

Name (Age)	Position
Michael D. Fisher (59)	President and Chief Executive Officer
D. Hunt Hawkins (48)	Executive Vice President, Operations
William A. Moll (56)	Executive Vice President and Chief Merchandising Officer
James G. Delfs (60)	Senior Vice President, Finance and Chief Financial Officer
Michael D. Ray (50)	Senior Vice President, Director of Stores

For additional information regarding Mr. Fisher, see the Directors’ table on the preceding page.

Mr. Hawkins joined the Company in February 1994 as Senior Vice President, Human Resources. He was promoted to Executive Vice President of Operations in September 2006.

Mr. Moll joined the Company in September 2003 as General Merchandising Manager for ladies ready-to-wear. He was promoted to Executive Vice President and Chief Merchandising Officer in September 2006.

Mr. Delfs joined the Company in May 1995, as Senior Vice President, Finance and Chief Financial Officer.

Mr. Ray joined the Company in February 1990 as a General Manager. He was promoted to District Director of Stores in July 1994, Regional Director of Stores in January 1997 and to Senior Vice President, Director of Stores in September 2001.

MEETINGS AND COMMITTEES OF THE BOARD

Regular meetings of the Board of Directors are held four times a year. During 2006, the Board held a total of four regular meetings. All directors attended at least 75% of all meetings of the Board and Board committees on which they served during 2006.

The Board of Directors has established four standing committees: an Executive Committee, an Audit Committee, a Compensation Committee and a Corporate Governance Committee which are described below. Members of these committees are elected annually at the regular Board meeting held in conjunction with the annual stockholders’ meeting.

Executive Committee. The Executive Committee is comprised of any two directors who are independent directors under The NASDAQ Stock Market LLC rules and any one additional director who is a member of management. Subject to the limitations specified by the Florida Business Corporation Act, the Executive Committee is authorized by the Company’s bylaws to exercise all of the powers of the Board of Directors when the Board of Directors is not in session. The Executive Committee held five meetings during 2006.

Audit Committee. During 2006, the Audit Committee was comprised of Ms. Farthing (Chairperson), and Messrs. Sisisky and Winston, each of whom is an independent director under The NASDAQ Stock Market LLC rules. During 2006, the Audit Committee held ten meetings. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, operates under a written charter adopted by the Board of Directors and is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company’s internal auditors and the independent registered certified public accounting firm. It is anticipated that for 2007, the Audit Committee will be comprised of Ms. Farthing (Chairperson) and Mr. Sisisky plus another director to be named. The Company’s Board of Directors has determined that each of the Audit Committee members qualifies as an Audit Committee Financial Expert pursuant to the final rule adopted by the Securities and Exchange Commission in implementing Sections 406 and 407 of the Sarbanes-Oxley Act of 2002.

The Audit Committee operates pursuant to a charter adopted by the full Board which is available on the Company’s website, www.steinmart.com.

Compensation Committee. During 2006, the Compensation Committee was comprised of Messrs. Carpenter (Chairman), Rose and Martin E. Stein, Jr., each of whom is an independent director under The NASDAQ Stock Market LLC rules. During 2006, the Compensation Committee held two meetings. This Committee has the responsibility for approving the compensation arrangements for senior management of the Company, including annual bonus compensation. It also recommends to the Board of Directors adoption of any compensation plans in which officers and directors of the Company are eligible to participate. The Compensation Committee also serves as the Option Committee and makes grants of stock options, restricted stock and performance shares under the Company’s 2001 Omnibus Plan. It is anticipated that for 2007, the Compensation Committee will be comprised of Messrs. Sisisky (Chairman), Carpenter and Martin E. Stein, Jr.

The Compensation Committee operates pursuant to a charter adopted by the full Board which is available on the Company’s website, www.steinmart.com.

Corporate Governance Committee. During 2006, the Corporate Governance Committee was comprised of Messrs. Rose (Lead Director and Chairman), Carpenter, Sisisky, Martin E. Stein, Jr., Weaver, Winston and Ms. Farthing, each of whom is an independent director under The NASDAQ Stock Market LLC rules. The Committee is responsible for the search and selection of future directors of the Company. It also reviews, from time to time, the roles of the other standing committees, determines committee assignments and evaluates, on a periodic basis, the performance of the Board and each of its committees as well as the relationship between the Board and the Company’s management. During 2006, the Corporate Governance Committee held four meetings. The Committee was chaired by Mr. Rose who had been elected Lead Director. Mr. Rose announced his resignation effective February 2007. Effective February 2007, the Committee is now chaired by Mr. Carpenter, the newly elected Lead Director. It is anticipated that for 2007, the Corporate Governance Committee will be comprised of Mr. Carpenter (Lead Director and Chairman), Mr. Sisisky and Ms. Farthing. The Lead Director, among other things, assists in setting agendas for meetings of the Board, acts as a moderator of executive sessions made up solely of independent directors of the Company and serves as a liaison to increase the flow of information between Board members and management of the Company.

The Corporate Governance Committee will consider nominees for directors recommended by security holders. Any security holder wishing to make such a recommendation to the Corporate Governance Committee should submit the recommendation, in writing, with such supporting information as the security holder believes appropriate to the committee in care of the Company’s Lead Director at the Company’s headquarters in Jacksonville, Florida.

The Committee reviews a broad range of criteria when considering all possible candidates for the Board, including experience, education, ability to read and understand financial statements, ethics, business reputation and other factors that the Committee believes relevant in determining whether a candidate would add to the Board’s ability to guide the Company. The Committee informally evaluates incumbent directors to determine whether they should be nominated to stand for re-election based on such factors as well as their contribution to the Board during their current terms. When a vacancy develops, the Committee will solicit input regarding potential new candidates from a variety of sources, including existing directors and senior management. If the Committee deems it appropriate, the Committee may engage a third-party search firm. The Committee will evaluate all potential candidates, including any candidates recommended by shareholders, based on their biographical information and qualifications, and their “independence,” and, if a potential candidate appears to be a good choice, will arrange personal interviews of qualified candidates by one or more committee members, other Board members and senior management, as the Committee believes appropriate.

The Corporate Governance Committee operates pursuant to a charter adopted by the full Board which is available on the Company’s website, www.steinmart.com.

The Company developed and the Board adopted Corporate Governance Guidelines on April 5, 2005 to assist the Board in the exercise of its responsibilities. The Corporate Governance Guidelines are available on the Company’s website, www.steinmart.com.

Shareholders who wish to communicate with the Board of Directors, or any particular Director, may send a letter to the Company’s Secretary at the address set forth on the first page of this proxy statement. The mailing envelope should contain a clear notation on the outside that the enclosed letter is a “Shareholder-Board Communication” or a “Shareholder-Director Communication.” All such letters should identify the author as a shareholder, stating the name in which the shares of such author are held, and clearly stating whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of such letters and circulate them to the appropriate director or directors.

The Company does not have a formal policy requiring Directors to attend annual meetings of shareholders. However, the annual meeting is generally held on the same day as a regularly scheduled Board meeting and the Company expects that the majority of the Company’s Directors will attend the annual meeting of shareholders. Ten directors attended the last annual meeting.

COMPENSATION DISCUSSION & ANALYSIS

I. The Committee

The Company’s executive compensation policies are established by the Company’s Compensation Committee which is composed entirely of independent directors. The Committee provides governance and oversight to the Company’s executive compensation programs, benefit plans and policies, and administers the Company’s 2001 Omnibus Plan, including a review of all equity grants under the Omnibus Plan. The Committee also reviews and makes and/or approves, at least annually, all compensation decisions relating to executive officers including those for the Chairman, the President and Chief Executive Officer, and other named executive officers in the Summary Compensation Table. We are calling this group our named executive officers. In discharging this responsibility the Committee may review recommendations from the CEO with respect to his direct reports and it may also review survey data from the consultant (discussed in greater detail below) it has hired to assist with such matters. The Committee also reviews, periodically, with the assistance of the consultant, and makes recommendations to the full Board, all compensation decisions relating to non-management Directors in the Directors Summary Compensation Table. A copy of the Compensation Committee’s Charter is available on the Company’s website, www.steinmart.com, and is attached as Exhibit A.

II. Goals

The Committee has designed the Company’s overall compensation program to meet the following goals:

(a)	To attract the best possible candidates;

(b)	To retain the Company’s key officers;

(c)	To align the interests of the Company’s officers with those of the Company’s shareholders;

(d)	To provide the Company’s officers with differential pay directly associated with performance success.

III. Principles Employed to Achieve Goals

The Committee has adopted the principles described below in an effort to achieve its goals. The Committee tests the application of its principles annually by comparing the compensation paid to the Company’s officers to the compensation paid by other companies in the Company’s peer group. The peer group used for comparison purposes by the Company consists of a group of similarly sized apparel retail companies. The peer group currently includes Abercrombie & Fitch Co., American Eagle Outfitters, Inc., AnnTaylor Stores Corp., The Cato Corporation, Charming Shoppes, Inc., The Dress Barn, Inc., The Men’s Wearhouse, Inc., The Neiman Marcus Group, Inc., New York & Company, Inc., Ross Stores, Inc., Stage Stores, Inc., and The Talbot’s, Inc. The make-up of the peer group may change from time to time as companies that comprise the list change so that they are no longer considered similar in situation and size to the Company.

Those principles include:

Base Salary. The Company seeks to set base salaries for its officers at the mid-range of base salaries paid to officers performing similar duties by the peer group. The Company believes that paying less than that amount would be contrary to the Company’s goal of attracting and retaining key officers. On the other hand, the Company believes that paying materially more than the mid-range of the peer group base salary would not support the Company’s goals of motivating those officers and aligning their interests with those of the Company’s shareholders.

Short-Term Incentive Program (Annual Cash Bonuses). The Company has established annual cash bonuses, which are intended to provide a short-term incentive to the Company’s officers to achieve excellent performance in the current financial period. Annual bonuses are driven by formulas tied to the Company’s achieving various levels of success compared with the Company’s business plan for the current year. The business plan is approved annually by the Company’s Compensation Committee.

Long-Term Incentive Program (Equity-Based Compensation). The Company understands that the interests of its shareholders are long-term as well as short-term and, accordingly, the Company’s compensation plan includes a long-term incentive component as well as the annual cash bonus component. To align the interests of the officers with those of the shareholders, the Company grants both stock options and performance shares (more fully described in § IV below) of the Company’s stock with the vesting of such performance shares dependent upon achieving long-term performance targets established by the business plan.

Benefits and Perquisites. The Company minimizes the use of benefits and perquisites, generally providing only those benefits and perquisites to its officers that are so standard in the industry as to be necessary in order to meet the goals of attracting and retaining officers. Thus the Company provides benefits such as paid vacations, health insurance, life insurance and a 401(k) retirement plan. The Company does not provide benefits such as a defined benefit plan (pension plan), financial advice, tax preparation and the like. Moderate additional benefits and perquisites are described in the explanation to the “All Other Compensation Table”.

Peer Group Comparison. The Company understands that the retail industry of which the Company is a part is subject to substantial swings in performance results based on factors which are unrelated to management’s performance. For example, the Company’s overall performance may be heavily impacted by the state of the economy, unusual events such as terrorist attacks and catastrophic weather events such as hurricanes. Accordingly, the Company believes that proper measurement of the performance of the Company’s management should also take into consideration the Company’s performance compared to the performance of its peer group during the same period. For that purpose, the Committee considers the Dow Jones Apparel Retail Index to compare the Company’s performance to others in the industry, and adjusts the Long-Term Compensation grants based on that relative performance as described below.

IV. Expanded Description of Company’s Short-Term and Long-Term Incentive Programs.

As described above, the Company’s intent is to meet its goals of motivating its officers and aligning their interests with those of the Company’s shareholders by measuring performance by an objective standard. The Company believes that the simplest and most direct measure of the Company’s performance is the Company’s earnings per share (“EPS”) which also has a very direct impact on the value of the Company’s shares. Accordingly, the Committee and the Board of Directors annually approve a business plan for the Company setting earnings-per-share goals for the current year as well as for the next two fiscal years. The business plan is intended by the Company to be ambitious, but still realistic.

A. Performance Levels

Once the projected earnings per share are established in the business plan, the Committee then establishes three levels of performance compared to the business plan. Performance levels are:

Threshold Level—This level is 85% of the earnings per share projected in the Company’s business plan and is a level that the Committee believes the Company has an 80% chance of achieving.

Target Level—This level is achieving exactly the earnings per share projected in the business plan. In setting the Target Level, the Committee believes that the Company has a 60% chance of achieving the Target Level.

Superior Level—This level is obtained if the Company achieves 120% of the earnings per share projected in the business plan for the calculation of bonuses under the Short-Term Incentive Compensation Plan, or 115% of the earnings per share projected in the business plan for the calculation of bonuses under the Long-Term Incentive Compensation Plan. The Committee believes that the Company has a 15% chance of achieving the Superior Level.

After adopting the business plan and establishing the Threshold, Target and Superior Levels of performance, the Company’s payment of compensation under the Short-Term Incentive Program and the Long-Term Incentive Program to officers is dependent on the company’s financial and share price results for the performance period designated by the compensation plan.

B. Short-Term Incentive Compensation

The Short-Term Incentive Compensation (annual cash bonuses) paid to each of the Company’s officers is tied to three factors: (i) achieving the Company’s EPS goals as provided in the business plan; (ii) achieving specific performance goals for individual business units of the Company; and (iii) achieving individual performance goals established separately for certain officers. The weight given to each of those factors depends upon an officer’s responsibility level within the Company. The higher the responsibility level, the more weight is given to the Company’s overall EPS performance and the less weight to other factors.

By way of example, at the level of the named executive officers, 100% of the Short-Term Incentive Compensation is driven by the Company’s overall performance in achieving its various EPS levels compared to the Company’s business plan. On the other hand, an officer who is a general merchandising manager responsible for a certain division of the Company’s merchandise will have his or her Short-term Incentive Compensation driven by a formula which has a substantial component for the performance of that individual merchandising division as well as overall performance of the Company. Depending upon an officer’s position within the Company, the weight given to the Company’s overall EPS performance ranges from a low of 22% to a high of 100% of the total possible Short-Term Incentive Compensation paid to such officer. In the case of officers at a lower responsibility level within the Company, individual performance goals can count for up to 50% of that officer’s potential Short-Term Incentive Compensation.

C. Long-Term Incentive Compensation

1. Form of Compensation. Long-Term Incentive Compensation is paid out to the Company’s named executive officers in a combination of stock options and performance shares. For 2006, the Committee awarded 40% of the total present value of each named executive officer’s Long-Term Incentive Compensation in options and the other 60% in performance shares. Previously, the awards were 50% in options and 50% in restricted shares.

2. Allocation of Options and Performance Shares. Options provide the named executive officers opportunities to realize substantial gains in value if share price appreciation is substantial. However, the Company believes that performance shares should carry a greater grant value (60% versus 40% for options), because their vesting is contingent on the Company’s actual performance results in comparison to the performance targets established at their time of grant. Thus their vesting is very closely aligned to the long-term interests of the Company’s shareholders.

3. Option Vesting and Exercise. In each case, the options which are granted under the Long-Term Incentive Compensation Program are issued “at the money” with an exercise price which is equal to the closing price of the Company’s shares on The NASDAQ Stock Market LLC as of the close of business on the date the grant is issued. One-third of the options vest (that is, become exercisable) on each of the third, fourth and fifth anniversaries of the date of the grant of the options. Thus, if the officer with a grant of options remains employed on the third anniversary of the grant, that officer may exercise 33% of the options after that date, 66% of the options after the fourth anniversary and 100% of the options after the fifth anniversary. Each option may be exercised for a total of 7 years following the date of grant. Upon termination, except for terminations resulting from death or disability, an officer shall forfeit his/her right to exercise any unvested options. Options issued after fiscal 2006 provide for vesting on normal retirement as well.

4. Equity (Option and Restricted Share) Grant Dates. The Company grants restricted shares on a regular basis to newly hired employees and to persons who are promoted into eligible positions and with an exercise price at the closing price of the Company’s shares on the first business day on or after the 1st or 15th of the month which next follows the date of the hire or promotion. Options are granted to named executive officers and all other participants in the Long-Term Incentive Plan as soon as grants can be practically issued following the meeting of the Company’s Compensation Committee which approves those grants (which, in any event, is within three days following that meeting). However, in 2006, that date was delayed until June 6, 2006, the day the Company’s shareholders approved the current Long-Term Incentive Compensation Plan at the Company’s annual meeting of shareholders. Restricted shares are issued to non-management Directors on the first Tuesday following the public release of the December sales number by the Company. Other Equity grants are issued on the day the Compensation Committee approves such grants.

5. Performance Share Vesting. The performance shares granted to the named executive officers vest only (i) if and when the performance targets established by the Compensation Committee at the time of grant are met, and (ii) if the named executive officer remains employed when the performance targets are met; provided, however, that a named executive officer who fails to remain employed due to death, disability, normal retirement or termination following a change of control will nevertheless receive a portion of the performance shares he or she would have received had he or she remained employed for the full time.

Performance shares awarded in 2006 and 2007 under the Long-Term Incentive Compensation Program may be earned based upon how well the Company’s actual earnings per share results compare to the goals for such as provided by the Company’s approved business plan. For the period 2006 through 2008 for the performance shares granted in 2006, and for the period 2007-2009 for the performance shares granted in 2007, 50% of those performance shares will be earned if the aggregate three-year EPS for the Company equals the Threshold Level, 100% of the performance shares will be earned if the aggregate three-year EPS equals the Target Level, and 150% of the performance shares will be earned if the aggregate three-year EPS equals the Superior Level. As described below, those performance shares are also subject to upward or downward adjustment depending upon the Company’s performance compared to others in the retail apparel industry, as measured by the Dow Jones U.S. Apparel Retail Index for the same period.

6. Value of Long-Term Incentive Compensation Awarded Each Year. The aggregate value of options awarded to named executive officers is in each case a function of that officer’s base compensation. All options are granted at 100% of a common share’s fair market value, at the close on the date of grant. As noted above, the option grant portion of the Long-Term Incentive Plan is initially determined to be 40% of the Target payout. For example, in the case of the CEO, the Target payout is 175% of base salary. Accordingly, the value of options granted at the beginning of the performance period is equal to 70% of base salary. The number of options is calculated as of the day of the grant and is based on the value per share of options provided by the Company’s consultants, Mercer Human Resources, which is set periodically using a Black-Scholes calculation and was $7.38/share for the options granted under the Long-Term Incentive Plan in early 2006.

7. Performance Shares and EPS. Performance shares awarded, if any, to named executive officers are in each case also a function of that officer’s base compensation. As noted above, performance shares represent 60% of the total

Long-Term Incentive Plan payout at the Target performance. For example, in the case of the CEO, if the Target performance was achieved for the three year performance period, the value of the performance shares that would vest under the plan would equal 105% of base salary as of the beginning of the performance period. The number of performance shares granted (subject to satisfying the future performance conditions) is calculated based on the closing price of the Company’s shares on the day of the grant. As shown in the following table, however, the actual award of performance shares will vary with the Company’s actual performance.

Officer	Aggregate performance share award value as a percentage of base salary if EPS achieved is:
	Threshold	Target	Superior
President and Chief Executive Officer	52.5%	105.0%	157.5%
Senior Vice President, Finance and Chief Financial Officer	30.0%	60.0%	90.0%
Executive Vice President, Operations	36.0%	72.0%	108.0%
Executive Vice President and Chief Merchandising Officer	36.0%	72.0%	108.0%
Senior Vice President, Director of Stores	30.0%	60.0%	90.0%

8. Company Performance Compared to Peers. The performance share portion of the Long-Term Incentive Compensation Awards, as described in the above chart are subject to further modification based upon the Company’s overall performance compared with the Dow Jones U.S. Apparel Retail Index. That overall performance is based on the Company’s relative “total shareholder return” for the period which considers both changes in share price (increases or decreases) and dividends. That modification is intended both to reward excellent performance by the Company’s management compared to its peers in difficult times and to prevent the Company’s management from overly benefiting from good times when the Company did not perform as well as others in its industry. Accordingly, the Company will increase or decrease the aggregate value of any Long-Term Incentive Compensation performance share award described in the chart above by as much as 20% according to a formula based upon how the Company’s total shareholder return for the three-year rolling period compared to the composite total shareholder return achieved by the Companies included in the Dow Jones U.S. Apparel Retail Index.

D. Mix of Compensation.

Based on the fair value of equity awards granted to named executive officers in 2006, the base salary of the named executive officers accounted for approximately 34% of total compensation, while incentive compensation accounted for approximately 46% of total compensation of those officers. This calculation is made by dividing the compensation element in question by the total compensation shown on the Summary Compensation Table.

V. Consultant

In December 2004, the Committee interviewed a number of companies providing human resources consulting services. As a result of those interviews, the Committee retained Mercer Human Resources Consulting to support the Committee in its work. Mercer supports the Committee by providing recommendations as well as information as to the compensation levels and practices of the various companies which are considered to be in the Company’s peer group. Mercer also provides the Committee with information as to current trends and best practice in executive compensation and informs them of pertinent regulatory and stock exchange rules impacting executive compensation matters. In addition, Mercer also provides advice to management with regard to special compensation issues that may arise such as applying Black-Scholes and lattice models for determining a grant date value for options and performance shares.

VI. Tax Limitations on Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, enacted in 1993, precludes a public company from deducting compensation of more than $1 million each for its named executive officers. Certain performance-based compensation is exempt from this limitation. The Compensation Committee has reviewed the impact of §162(m) and believes that the Company’s compensation plans are unlikely to generate any compensation in excess of the §162(m) limits. The Company believes its incentive programs meet the performance-based compensation exemption from the deductibility limitation of §162(m).

VII. Changes from Prior Years

The Company has made several changes in an effort to further align its executive compensation practices to the achievement of the Company’s goals. First, the Company has shifted its emphasis under its Long-Term Incentive Compensation Program to reduce the number of options issued from 50% of the total target grant value to 40% of the total target grant value. It has also changed the other equity-based portion of Long-Term Incentive Compensation from 50% in restricted shares which vest based on continued employment to 60% in performance shares which vest based on achieving specific performance goals in addition to requiring continued employment. Finally, the Company embraced the use of a modifier to either increase or decrease the ultimate value of Long-Term Incentives by as much as 20% based upon how the Company performs compared to others in the retail industry. The Company believes these changes are beneficial and more closely tie the named executive officers’ economic benefits to the Company’s long-term goal of creating value for its shareholders.

COMPENSATION COMMITTEE REPORT TO SHAREHOLDERS

March 2007

The Compensation Committee, comprised entirely of independent directors, reviewed and discussed the above Compensation Discussion and Analysis (CD&A) with the Company’s management. Based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the CD&A be included in these Proxy materials.

Richard L. Sisisky, Chairman

Alvin R. Carpenter

Martin E. Stein, Jr.

EXECUTIVE COMPENSATION

The Summary Compensation Table summarizes the total compensation for each of the named executive officers for fiscal 2006. Compensation was paid to the named executive officers under each of (i) the officers’ employment contracts; (ii) the Company’s short-term and long-term incentive programs; and (iii) the Company’s Non-Qualified Deferred Compensation Plan.

David H. (Hunt) Hawkins, the Company’s Executive Vice President of Operations and William A. Moll, the Company’s Executive Vice President and Chief Merchandising Officer were each promoted to those offices during 2006. In connection with those promotions, each received a special, one-time, grant of 100,000 performance shares which vest (and therefore become issued) if and when the following are achieved within four years of the grant: 50% at such time as the closing price of the Company’s shares on The NASDAQ Stock Market LLC equals or exceeds $18.00/share for twenty consecutive trading days, and the remaining 50% at such time as the closing price of the Company’s shares on The NASDAQ Stock Market LLC equals or exceeds $24.00/share for twenty consecutive trading days. Each must remain employed at the time the performance criteria are met to receive those shares except that he will receive a pro-rata portion of the shares at the time the performance criteria are met if his failure to remain employed was a result of death or permanent disability. In addition, if the equivalent share value is achieved in a transaction resulting from a change of control in the Company, the performance shares will vest as though the shares had traded at that value on The NASDAQ Stock Market LLC for the required period as described above.

The Summary Compensation Table summarizes the compensation paid or accrued by the Company for services rendered during the year indicated to the Company’s Chief Executive Officer and Chief Financial Officer and each of the Company’s other named executive officers whose total salary and bonus exceeded $100,000 during the year ended February 3, 2007.

FISCAL YEAR 2006 SUMMARY COMPENSATION TABLE

(a) Name and Principal Position	(b) Year	(c) Salary ($)	(d) Bonus ($)	(e) Stock Awards ($)(1)	(f) Option Awards ($)(2)	(g) Non-Equity Incentive Plan Compensation ($)(3)	(h) Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	(i) All Other Compensation ($)(5)	(j) Total ($)

Michael D. Fisher President & Chief Executive Officer	2006	$815,500		164,151	855,191		51,343	490,959	$2,377,144
James G. Delfs Senior Vice President, Finance and Chief Financial Officer	2006	$349,733		41,890	183,982		37,896	164,936	$778,437
D. Hunt Hawkins Executive Vice President, Operations	2006	$330,875		576,599	169,954		29,379	140,713	$1,247,520
William A. Moll Executive Vice President and Chief Merchandising Officer	2006	$418,104	25,750	562,927	153,292	74,250	18,731	170,134	$1,423,188
Michael D. Ray Senior Vice President, Director of Stores	2006	$312,812		37,102	171,622		26,187	168,094	$715,817

(1)

The amounts in column (e) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 3, 2007, in accordance with FAS 123(R). The dollar amount includes amounts from awards granted during and prior to FY 2006. Assumptions used in calculating these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended February 3, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2007. Forfeiture estimates have been disregarded in determining the amounts.

(2)

The amounts in column (f) reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended February 3, 2007, in accordance with FAS 123(R). The dollar amount includes amounts from awards granted during and prior to FY 2006. Assumptions used in calculating these amounts are included in footnote 8 to the Company’s audited financial statements for the fiscal year ended February 3, 2007 included in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on April 18, 2007. Forfeiture estimates have been disregarded in determining the amounts.

(3)	The amounts in column (g) reflect the cash bonus awards to the named individuals under the Company’s Short-Term Incentive Plan, which is discussed in further detail on page 8.

(4)

The amounts in column (h) reflect the above-market earnings on the non-tax-qualified deferred compensation for each named executive officer. The preferential earnings are computed by taking the earnings for deferred compensation plans and subtracting a rate of return using 120% of the applicable federal long-term rate (FDR).

(5)	The amounts reflected in column (i) are indicated and discussed in detail in the All Other Compensation Table on page 13.

The Company provides the following benefits and perquisites to its named executive officers which differ from those available to all full time employees of the Company:

A. Executive Medical, Dental and Vision Plan.

The Company maintains a medical, dental and vision plan (the “Medical Plan”) for all of its full time employees, including the named executive officers, covering medical costs similar to those covered by many companies with a substantial number of employees. The Medical Plan differs for named executive officers in that those officers do not have any co-pay or deductibles or amounts withheld from their salary to pay for their participation in the Medical Plan.

B. Split-Dollar Life Insurance Plan.

The Company maintains a death benefit plan for its officers which is funded through a split-dollar life insurance plan as described below:

1. Objective. The Executive Split Dollar Plan was implemented to provide a more cost-effective method of paying death benefits for senior management than group term insurance; that is, lower cash expenditures. The Plan provides the executive’s beneficiary with a substantial measure of financial security by providing either a pre-retirement or post-retirement death benefit. This benefit is intended to help attract and retain quality executives.

2. Plan Description. The Executive Split Dollar Plan is an endorsement method arrangement. As such, the Company purchases a life insurance policy on each executive’s life to fund death benefits. The amount of the death benefit is based upon the executive’s total compensation and eligible status. As the policy owner, the Company may exercise all ownership rights granted to the owner thereof by the terms of the policies. The total policy proceeds (death benefit) is split between the Company and the beneficiary(ies) named by the executive. If an executive’s employment with the Company ends before retirement, the officer is given the option of buying the policy on that officer’s life from the Company for the greater of the accumulated current cash value of the policy or the amount paid by the Company to date as premiums for that policy. The Company makes premium payments and the expense is offset by the cash value growth for the period. The cumulative premiums paid by the Company will be recovered from the death benefits. The Company does not provide a defined benefit (pension) plan for its named executive officers, and believes that the Executive Split Dollar Plan provides a benefit which partially offsets the lack of a defined benefit plan, but at a much smaller cost to the Company.

The Executive Split Dollar Plan provides the following benefits for the Company’s officers:

Pre-Retirement Death Benefit: The total pre-retirement death benefit is five times each named executive officer’s total annual compensation determined as of July 1 of each Plan Year. Officers below the named executive officers have a death benefit of three times total annual compensation. For purposes of this plan, total annual compensation is the sum of the officer’s current base salary and last received annual incentive compensation. However, if an officer’s compensation drops, the death benefit remains at the prior year’s higher level.

Post-Retirement Death Benefit: The total post-retirement death benefit is 2 1/2 times each named executive officer’s final year’s total annual compensation. Officers below the named executive officers have a death benefit of 1 1/2 times total annual compensation.

C. Executive Deferred Compensation Plan.

The Company provides a Non-Qualified Executive Deferred Compensation Plan (the “Deferral Plan”) for a number of the Company’s executives including the named executive officers. Under the Deferral Plan, each covered executive has the right to defer receipt of a portion of his or her total compensation each year. For named executive officers, the Company matches the amount of deferred compensation dollar for dollar up to a maximum of ten percent of an executive’s total compensation (salary plus bonuses) for each year. The Company’s matched portion vests at 20% per year in each of years four through eight in order to encourage the retention of the executive receiving the match. Unvested amounts also vest on retirement or termination of the executive’s employment within three years following a change of control over the Company. Retirement means a voluntary separation by an executive upon attaining age 62.

Deferred amounts (which include vested Company matching contributions) are paid to the executive following the executive’s retirement, death, disability or termination following a change of control over the Company. Those amounts are paid either in a lump sum or over time as the executive elects.

D. Automobile Allowance.

Each named executive officer receives an automobile allowance of $3,300 per calendar quarter to compensate such individuals for use of their personal automobiles on Company business.

E. Other.

The Company also pays the membership costs of one business club for the Company’s Chairman and for its Chief Executive Officer. Each of those officers pays for his own personal use of those clubs.

The following table identifies the amount of each item included in the All Other Compensation column in the Summary Compensation Table.

FISCAL YEAR 2006 ALL OTHER COMPENSATION TABLE

(a) Name	(b) Year	(c) Perquisites and Other Personal Benefits ($)(1)	(d) Premiums Paid Relating To Executive Split Dollar Plan ($)	(e) Dividends Paid on Restricted Stock Awards ($)	(f) Company Contributions to 401(k) Plans ($)	(g) Company Contributions to Deferred Compensation Plans ($)(2)	(h) Total ($)

Michael D. Fisher	2006	$30,392	198,584	121,480	4,504	135,999	$490,959
James G. Delfs	2006	$22,814	54,060	33,397	4,440	50,225	$164,936
D. Hunt Hawkins	2006	$28,737	29,648	30,777	4,462	47,089	$140,713
William A. Moll	2006	$23,328	64,295	16,547	4,454	61,510	$170,134
Michael D. Ray	2006	$31,562	57,579	29,487	4,434	45,032	$168,094

(1)

No single item exceeds the greater of $25,000 or 10% of the aggregate value of all perquisites and personal benefits received by any of the named executive officers. All perquisites and other personal benefits are valued on the basis of the aggregate incremental cost to the Company.

(2)	These amounts are included in column (c) of the Non-Qualified Deferred Compensation Table shown on page 17.

The following table shows the plan based awards granted to each named executive officer during the fiscal year ended February 3, 2007.

In each case awards of options are subject to the Company’s normal five year vesting schedule as more fully explained in the Section IV C 3 of the Compensation Discussion and Analysis. Awards of performance shares are subject to a 20% up or down adjustment in the number of shares to be issued depending on how well the Company performs compared to its peers as more fully explained in the Section IV C 8 of the Compensation Discussion and Analysis.

GRANTS OF PLAN-BASED AWARDS FOR FISCAL YEAR ENDED FEBRUARY 3, 2007

(a) Name	(b) Grant Date
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			(i) All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	(j) All Other Option Awards: Number of Securities Underlying Option (#)(4)	(k) Exercise or Base Price of Option Awards ($/Sh)(5)	(l) Grant Date Fair Value of Stock and Option Awards ($)
		(c) Thres hold ($)	(d) Target ($)	(e) Superior ($)	(f) Thres hold (#)	(g) Target (#)	(h) Superior (#)
Michael D. Fisher	03/21/06							35,140			$608,625
	03/21/06								153,100	$17.32	$1,129,511
	06/06/06				28,140	56,280	84,420				$863,335
	06/06/06								77,100	$15.41	$498,374
	N/A	$289,100	$578,200	$1,156,400							N/A
James G. Delfs	03/21/06							8,750			$151,550
	03/21/06								38,100	$17.32	$281,087
	06/06/06				6,890	13,780	20,660				$211,385
	06/06/06								18,900	$15.41	$122,170
	N/A	$70,760	$159,210	$318,420							N/A
D. Hunt Hawkins	03/21/06							8,030			$139,080
	03/21/06								35,000	$17.32	$258,216
	06/06/06				6,270	12,540	18,810				$192,364
	06/06/06								17,200	$15.41	$111,181
	09/22/06					100,000					$1,424,000
	N/A	$69,473	$155,390	$310,779							N/A
William A. Moll	03/21/06							5,450			$94,394
	03/21/06								23,800	$17.32	$175,587
	06/06/06				4,730	9,460	14,190				$145,116
	06/06/06								13,000	$15.41	$84,032
	09/22/06					100,000					$1,424,000
	N/A	$111,375	$195,328	$358,594							N/A
Michael D. Ray	03/21/06							7,890			$136,655
	03/21/06								34,400	$17.32	$253,789
	06/06/06				6,160	12,310	18,470				$188,835
	06/06/06								16,900	$15.41	$109,242
	N/A	$63,250	$142,313	$284,625							N/A

(1)

The amounts shown in column (c) reflect the threshold annual incentive compensation payment level for fiscal 2006 under the Company’s Short-Term Incentive Program while column (d) reflects the target amount and column (e) reflects the superior amount. These amounts are based on the individual’s current salary and position. The amount disclosed in column (g) of the Summary Compensation Table is the amount of this potential award actually earned.

(2)

The amounts shown in column (f) reflect the long-term compensation awards of performance shares which is 50% of the target amount shown in column (g). The amounts shown in column (h) are 150% of the target amount.

(3)

The amounts shown in column (i) reflect shares granted to each of the named executive officers pursuant to the Company’s Long-Term Incentive Program. These restricted stock awards were granted as a result of the fiscal 2005 plan.

(4)	The amounts shown in column (j) reflect shares granted to each of the named executives officers pursuant to the Company’s Long-Term Incentive Program.

(5)	The amount shown represents the closing price of the Company’s Common Stock on The NASDAQ Stock Market LLC on the grant date.

The following table shows the outstanding equity awards for each named executive officer as of the fiscal year ended February 3, 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR ENDED FEBRUARY 3, 2007

(a)	(b)	(c)	(d)		(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) Unexercisable	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Michael D. Fisher	200,000(2) 200,000(2) 15,000(2) 132,000(2)	68,000(2) 137,810(3) 153,100(3) 77,100(3)		$ $ $ $ $ $ $	13.8125 7.9800 8.9000 11.1000 22.3500 17.3200 15.4100	03/14/07 08/06/11 01/29/12 04/08/12 03/01/12 03/21/13 06/06/13
							61,630(4)	$838,784	28,140(5)	$382,985
James G. Delfs	100,000(2) 10,000(2)	34,380(3) 38,100(3) 18,900(3)		$ $ $ $ $	13.8125 8.9000 22.3500 17.3200 15.4100	03/14/07 01/29/12 03/01/12 03/21/13 06/06/13
							15,360(6)	$209,050	6,890(5)	$93,773
D. Hunt Hawkins	70,000(2) 10,000(2)	31,880(3) 35,000(3) 17,200(3)		$ $ $ $ $	13.8125 8.9000 22.3500 17.3200 15.4100	03/14/97 01/29/12 03/01/12 03/21/13 06/06/13
							14,160(7)	$192,718	106,270(8)	$1,446,335
William A. Moll	21,450(2)	43,550(2) 21,880(3) 23,800(3) 13,000(3)		$ $ $ $	5.6600 22.3500 17.3200 15.4100	08/29/13 03/01/12 03/21/13 06/06/13
							9,650(9)	$131,337	104,730(10)	$1,425,375
Michael D. Ray	37,500(2) 50,000(2) 10,000(2)	30,000(3) 34,400(3) 16,900(3)		$ $ $ $ $ $	13.8125 7.9800 8.9000 22.3500 17.3200 15.4100	03/14/07 08/06/11 01/29/12 03/01/12 03/21/13 06/06/13
							13,660(11)	$185,913	6,160(5)	$83,838

(1)

The market value is determined by multiplying the number of shares times the closing price of the Company’s stock on The NASDAQ Stock Market LLC as of the last day of the fiscal year. The closing price of the Company’s stock on February 2, 2007 was $13.61. The actual value will depend on the fair market value on the date of vesting.

(2)

Options granted 3/14/1997, 8/6/2001, 1/29/2002, 4/8/2002 and 8/29/2003 vest at 33% on the third anniversary date, another 33% on the fourth anniversary date and the final 34% on the fifth anniversary date, and expire on the date shown in column (f), which is the tenth anniversary of their grant. Upon termination, except for death or disability, unvested options are forfeited.

(3)

Options granted 3/1/2005, 3/21/2006 and 6/6/2006 vest at 33% on the third anniversary date, another 33% on the fourth anniversary date and the final 34% on the fifth anniversary date, and expire on the date shown in column (f), which is the seventh anniversary of their grant. Upon termination, except for death or disability, unvested options are forfeited.

(4)

The number of restricted stock awards consist of (1) 26,490 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 1, 2008 plus (2) 35,140 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 21, 2009.

(5)

The number of shares is based upon the Threshold Level of performance if a pre-determined cumulative three year EPS goal is achieved for fiscal years 2006-2008. If the three year EPS goal is met, the shares will vest on June 6, 2009.

(6)

The number of restricted stock awards consist of (1) 6,610 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 1, 2008 plus (2) 8,750 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 21, 2009.

(7)

The number of restricted stock awards consist of (1) 6,130 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 1, 2008 plus (2) 8,030 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 21, 2009.

(8)

The number of shares consist of (1) 6,270 shares, based upon the Threshold Level of performance if a pre-determined cumulative three year EPS goal is achieved for fiscal years 2006-2008, which would vest on June 6, 2009, plus (2) 100,000 shares, 50% of which vest at the time the stock closes at $18 for 20 consecutive trading days and another 50% of which vest at the time the stock closes at $24 for 20 consecutive trading days (this grant expires on September 22, 2010).

(9)

The number of restricted stock awards consist of (1) 4,200 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 1, 2008 plus (2) 5,450 shares that cliff vest on March 21, 2013, the seventh anniversary of grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 21, 2009.

(10)

The number of shares consist of (1) 4,730 shares, based upon the Threshold Level of performance if a pre-determined cumulative three year EPS goal is achieved for fiscal years 2006-2008, which would vest on June 6, 2009, plus (2) 100,000 shares, 50% of which vest at the time the stock closes at $18 for 20 consecutive trading days and another 50% of which vest at the time the stock closes at $24 for 20 consecutive trading days (this grant expires on September 22, 2010).

(11)

The number of restricted stock awards consist of (1) 5,770 shares that cliff vest on March 1, 2012, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 1, 2008 plus (2) 7,890 shares that cliff vest on March 21, 2013, the seventh anniversary of the grant, unless a pre-determined performance goal is met during the second year following the year of grant, at which time vesting is accelerated to March 21, 2009.

The following table provides information relating to options exercised and stock awards that vested during the fiscal year ended February 3, 2007 for each of the named executive officers.

OPTION EXERCISES AND STOCK VESTED DURING FISCAL YEAR ENDED FEBRUARY 3, 2007

(a) Name
	Option Awards		Stock Awards
	(b) Number of Shares Acquired On Exercise (#)	(c) Value Realized on Exercise ($)	(d) Number of Shares Acquired on Vesting (#)	(e) Value Realized on Exercise ($)(1)
Michael D. Fisher	—	—	10,127	$160,007
James G. Delfs	—	—	4,521	$71,432
D. Hunt Hawkins	—	—	4,159	$65,712
William A. Moll	—	—	—	—
Michael D. Ray	—	—	3,888	$61,430

(1)

The value realized represents the number of shares acquired on vesting multiplied by the closing market price of the Company’s Common Stock as listed on The NASDAQ Stock Market LLC on the date of vesting.

The following table provides information relating to pension benefits for each of the named executive officers. As discussed in the Compensation Discussion & Analysis, it is noted that the Company does not provide a defined benefit (pension) plan for its named executive officers.

FISCAL YEAR 2006 PENSION BENEFITS AS OF FISCAL YEAR ENDED FEBRUARY 3, 2007

Name	Plan Name	Number of Years Credited Service(#)	Present Value of Accumulated Benefits($)	Payments During Last Fiscal Year($)
Michael D. Fisher	No Plans	N/A	N/A	N/A
James G. Delfs	No Plans	N/A	N/A	N/A
D. Hunt Hawkins	No Plans	N/A	N/A	N/A
William A. Moll	No Plans	N/A	N/A	N/A
Michael D. Ray	No Plans	N/A	N/A	N/A

NON-QUALIFIED DEFERRED COMPENSATION

Compensation under the Non-Qualified Deferred Compensation Table summarizes amounts paid on behalf of each named executive officer under the Company’s Non-Qualified Deferred Compensation Plan (the “Plan”) which, among other provisions, provides that the Company will match the named executive officers’ contributions to the Plan, dollar for dollar, up to a maximum of 10% of the executive’s total compensation (salary plus bonuses); however the Company’s portion of the contribution vests 20% per year in each of years four through eight (with accelerated vesting on retirement, termination, or a change of control). Amounts under the Plan may be withdrawn following termination of employment either in a lump-sum or over time as each named executive officer shall elect.

Benefits under the Non-Qualified Deferred Compensation Plan are payable following a participant’s retirement (on or after age 62) as well as following a separation from the Company for reasons other than retirement, subject to vesting requirements as described above, and on death or permanent disability. However, upon the showing of a financial hardship and receipt of approval from the Compensation Committee, a participant may be allowed to access funds in his or her deferred compensation account earlier than would otherwise be available.

Amounts credited to each named executive officer’s account will receive earnings depending upon the investment option elected by each named executive. The following table shows the current investment options available under the Company’s Non-Qualified Deferred Compensation Plan and their annual rate of return for the calendar year ended December 31, 2006.

Fund	Rate of Return	Fund	Rate of Return
Conservative Asset Allocation Portfolio	4.71%	S&P 500 Index	15.79%
Moderate/Conservative Asset Allocation Portfolio	7.56%	Oppenheimer VA Capital Appreciation	7.95%
Moderate Asset Allocation Portfolio	10.20%	Russell 1000 Growth Index	9.07%
Moderate/Aggressive Asset Allocation Portfolio	12.44%	Goldman Sachs VIT Mid Cap Value	16.16%
Aggressive Asset Allocation Portfolio	14.63%	Russell Midcap Value Index	20.22%
Gartmore GVIT Money Market	4.61%	Van Kampen UIF Mid Cap Growth Portfolio	9.28%
3 Month T-Bill Index	4.67%	Russell Midcap Growth Index	10.66%
PIMCO VIT Real Return Portfolio	0.70%	Royce Capital Small Cap Portfolio	15.57%
ML U.S. Treasuries, Inflation-Linked Bond Index	0.49%	Russell 2000 Value Index	23.48%
PIMCO VIT Total Return Portfolio	3.85%	Vanguard VIF Small Company Growth Portfolio	10.21%
Lehman Aggregate Bond Index	4.33%	Russell 2000 Growth Index	13.35%
LASSO® Long and Short Strategic Opportunities®	7.45%	Oppenheimer VA Global Securities	17.69%
MSCI Hedge Invest Index/60% S&P 500 40% Lehman Agg Index®	7.64%	MSCI World Index	20.07%
T. Rowe Price Equity Income Portfolio	18.65%	AllianceBernstein VPS International Value Portfolio	35.43%
Russell 1000 Value Index	22.25%	MSCI EAFE Value Index	30.38%
Dreyfus Stock Index	15.50%

The earnings achieved by each of the named executive officers is reflected in the table below:

NON-QUALIFIED DEFERRED COMPENSATION TABLE

(a) Name	(b) Executive Contributions in Last Fiscal Year ($)(1)	(c) Registrant Contributions in Last Fiscal Year ($)	(d) Aggregate Earnings in Last Fiscal Year ($)(2)	(e) Aggregate Withdrawals/ Distributions ($)	(f) Aggregate Balance at Last FYE ($)(3)

Michael D. Fisher	$135,999	$135,999	$113,199	$0	$1,365,732
James G. Delfs	$50,225	$50,225	$66,672	$0	$636,321
D. Hunt Hawkins	$47,089	$47,089	$54,649	$0	$557,874
William A. Moll	$61,510	$61,510	$35,988	$0	$408,998
Michael D. Ray	$45,032	$45,032	$48,187	$0	$490,318

(1)	The amount reflected for each of the named executive officers is reported as compensation to such named executive officer in the Summary Compensation Table on page 11.

(2)

The amount reflected for each of the named executive officers includes above-market earnings reported in column (h) in the Summary Compensation Table of the following amounts: $51,343 for Mr. Fisher; $37,896 for Mr. Delfs; $29,379 for Mr. Hawkins; $18,731 for Mr. Moll and $26,187 for Mr. Ray.

(3)

The following aggregate balances existed at the end of fiscal year 2005 for each of the named executive officers: $980,535 for Mr. Fisher; $469,199 for Mr. Delfs; $409,047 for Mr. Hawkins; $249,990 for Mr. Moll and $352,067 for Mr. Ray. These balances include amounts previously reported as salary and cash bonuses in Summary Compensation Tables in prior years for each of the named executive officers in the following amounts: $596,805 for Mr. Fisher; $252,584 for Mr. Delfs; $205,505 for Mr. Hawkins and $189,185 for Mr. Ray. 2006 is the first year that Mr. Moll has been included in the Summary Compensation Table.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Each of the named executive officers has entered into employment agreements with the Company which, among other things, contain the following provisions:

Termination: The Company has the right to terminate any named executive officer at any time, with or without cause. Likewise, a named executive officer is able to terminate his or her employment for “good reason” or for no reason. “Good reason” includes, among other things, a material reduction in the named executive officer’s compensation or benefits which is materially more adverse to the executive than similar reductions applicable to other executives of a similar level of status within the Company or the assignment to named executive officer of duties which results in a material diminution in such position, authority, duties or responsibilities and which could reasonably be believed to be demeaning.

With Cause or Without Good Reason: In the event a named executive officer is terminated by the Company for “cause” or if the named executive officer leaves during the employment term without “good reason”, then the Company’s only obligations to the executive are to pay his or her base salary through the date of termination, and to provide such other benefits as have been vested.

        Without Cause or For Good Reason: If the named executive officer is terminated by the Company without “cause”, or if he or she terminates his or her employment for “good reason”, then in addition to payment of base salary through the termination date, the named executive officer is entitled to receive 200% of his or her current annual base salary paid out in 36 semi-monthly installments following his or her termination. During the continued payment period, he or she also receives continued coverage under the Company’s medical, life and disability insurance programs.

        Death and Disability: In the event of the named executive officer’s death, his or her estate shall receive annual base compensation through the end of the month during which the death occurred, plus whatever bonus the named executive officer was entitled to for the year during which the death occurred. Normal payments will also be made for the named executive officer’s benefit under the Company’s other benefit plans in which he or she was a participant. In the event that termination is a result of permanent disability, such named executive officer may be terminated if he or she does not recover within six months following the onset of the disability, and the executive will receive a pro rata portion of his or her bonus for the year in which the termination occurred and an additional nine months base compensation following termination, as well as payment of benefits from any of the Company’s benefit plans in which the disabled executive was a participant.

Change in Control: If within two years following a change in control, a named executive officer’s employment is terminated without cause (by the Company) or for good reason (by the named executive officer), then the named executive officer will receive the following in a lump sum payable not earlier than six (6) months following the effective date of the named executive officer’s termination of employment and not later than seven (7) months following the effective date of the named executive officer’s termination of employment: (i) his or her earned but unpaid base salary, if any, up to the termination date, plus (ii) 200% of both his or her current total annual base salary and his or her projected annual incentive compensation (annual cash bonus) calculated as though the Company had achieved its “target” earnings for the year of termination.

In addition to the other events constituting “good reason” under the named executive officer’s employment agreement, the following shall also constitute “good reason” if it occurs within two years following a change in control: if the named executive officer is willing and able to continue employment with the Company but the Company exercises its right to either not renew the named executive officer’s employment agreement, or offers to renew that agreement on terms materially less favorable to the named executive officer than the then existing agreement.

Term: The employment agreements are each for an initial period of three years, automatically renewing for additional periods of one year each if not terminated at the end of their then current terms. The employment agreements may be terminated before the end of their terms by the Company with or without cause or by the named executive officer with or without good reason.

Restricted Covenant: Each named executive officer agrees to maintain all of the Company’s trade secrets fully confidential, in perpetuity, and agrees to certain non-competition and non-solicitation provisions in favor of the Company which continue for two years after termination of employment.

Had a termination, disability, death or change in control occurred as of February 3, 2007, the named executive officers would have been eligible to receive the payments specified in the following tables.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for Michael D. Fisher, the Company’s President and Chief Executive Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)
Earned But Unpaid Base Salary (February 1 - 3, 2007)	$6,354	$6,354	$6,354	$6,354
200% of Current Total Annual Base Salary		$1,652,000	$1,652,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$446,602	$446,602		$32,890		$32,890
Annual Base Salary Through End of Month of Termination					$68,833	$68,833
Earned Bonus (Pro rata)					$0	$0
Additional Nine Months of Compensation at theCurrent Base Salary					$619,500
Benefits Entitled to Under the Disability Plan of the Company					$15,000 per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$0	$0
Net Value of Unvested Options					$170,680	$170,680	$170,680
Current Value of Unvested Restricted Shares					$838,784	$838,784	$838,784
Lump Sum Payment of 200% of Current Annual Base Salary							$1,652,000
Lump Sum Payment of 200% of “Target” Bonus							$2,312,800
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$1,365,732	$1,365,732	$1,365,732	$1,365,732	$1,365,732	$1,365,732	$1,365,732
Split-Dollar Life Insurance						$6,852,440

(1)	Retirement is treated the same as termination by the named executive officer without good reason.

(2)

In addition to the amounts reflected, an additional amount would be paid to the named executive officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual 3 year cumulative EPS that is achieved. The named executive officer would be entitled to the number of shares determined following each three year period times the percent of time he actually was employed during the three year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for James G. Delfs, the Company’s Senior Vice President and Chief Financial Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)
Earned But Unpaid Base Salary (February 1 - 3, 2007)	$2,722	$2,722	$2,722	$2,722
200% of Current Total Annual Base Salary		$707,600	$707,600
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$155,603	$155,603		$32,890		$32,890
Annual Base Salary Through End of Month of Termination					$29,483	$29,483
Earned Bonus (Pro rata)					$0	$0
Additional Nine Months of Compensation at the Current Base Salary					$265,350
Benefits Entitled to Under the Disability Plan of the Company					$15,000 per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$0	$0
Net Value of Unvested Options					$0	$0	$0
Current Value of Unvested Restricted Shares					$209,050	$209,050	$209,050
Lump Sum Payment of 200% of Current Annual Base Salary							$707,600
Lump Sum Payment of 200% of “Target” Bonus							$636,840
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$636,321	$636,321	$636,321	$636,321	$636,321	$636,321	$636,321
Split-Dollar Life Insurance						$2,531,560

(1)	Retirement is treated the same as termination by the named executive officer without good reason.

(2)

In addition to the amounts reflected, an additional amount would be paid to the named executive officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual 3 year cumulative EPS that is achieved. The named executive officer would be entitled to the number of shares determined following each three year period times the percent of time he actually was employed during the three year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for D. Hunt Hawkins, the Company’s Executive Vice President of Operations.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)
Earned But Unpaid Base Salary (February 1 –3, 2007)	$2,731	$2,731	$2,731	$2,731
200% of Current Total Annual Base Salary		$710,000	$710,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$106,784	$106,784		$32,890		$32,890
Annual Base Salary Through End of Month of Termination					$29,583	$29,583
Earned Bonus (Pro rata)					$0	$0
Additional Nine Months of Compensation at the Current Base Salary					$266,250
Benefits Entitled to Under the Disability Plan of the Company					$15,000 per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$0	$0
Net Value of Unvested Options					$0	$0	$0
Current Value of Unvested Restricted Shares					$192,718	$192,718	$192,718
Lump Sum Payment of 200% of Current Annual Base Salary							$710,000
Lump Sum Payment of 200% of “Target” Bonus							$390,500
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$557,874	$557,874	$557,874	$557,874	$557,874	$557,874	$557,874
Split-Dollar Life Insurance						$2,310,055

(1)	Retirement is treated the same as termination by the named executive officer without good reason.

(2)

In addition to the amounts reflected, an additional amount would be paid to the named executive officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual 3 year cumulative EPS that is achieved. The named executive officer would be entitled to the number of shares determined following each three year period times the percent of time he actually was employed during the three year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for William A. Moll, the Company’s Executive Vice President and Chief Merchandising Officer.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)
Earned But Unpaid Base Salary (February 1 –3, 2007)	$3,427	$3,427	$3,427	$3,427
200% of Current Total Annual Base Salary		$911,000	$911,000
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$176,452	$176,452		$32,890		$32,890
Annual Base Salary Through End of Month of Termination					$37,917	$37,917
Earned Bonus (Pro rata)					$0	$0
Additional Nine Months of Compensation at the Current Base Salary					$341,250
Benefits Entitled to Under the Disability Plan of the Company					$15,000 per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$0	$0
Net Value of Unvested Options					$346,223	$346,223	$346,223
Current Value of Unvested Restricted Shares					$131,337	$131,337	$131,337
Lump Sum Payment of 200% of Current Annual Base Salary							$911,000
Lump Sum Payment of 200% of “Target” Bonus							$500,500
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$286,300	$408,998	$408,998	$286,300	$408,998	$286,300	$408,998
Split-Dollar Life Insurance						$3,010,000

(1)	Retirement is treated the same as termination by the named executive officer without good reason.

(2)

In addition to the amounts reflected, an additional amount would be paid to the named executive officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual 3 year cumulative EPS that is achieved. The named executive officer would be entitled to the number of shares determined following each three year period times the percent of time he actually was employed during the three year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.

The following table shows the potential payments upon termination, disability, death or a change in control of the Company for Michael D. Ray, the Company’s Senior Vice President and Director of Stores.

Compensation and Benefits	Termination With Cause	Termination Without Cause	Termination With Good Reason	Termination Without Good Reason(1)	Termination For Disability(2)	Death(2)	Termination After Change In Control(2)
Earned But Unpaid Base Salary (February 1 – 3, 2007)	$2,433	$2,433	$2,433	$2,433
200% of Current Total Annual Base Salary		$632,500	$632,500
Medical, Dental, Vision, Life and Disability Insurance During Post Termination Payment Period		$162,486	$162,486		$32,890		$32,890
Annual Base Salary Through End of Month of Termination					$26,354	$26,354
Earned Bonus (Pro rata)					$0	$0
Additional Nine Months of Compensation at the Current Base Salary					$237,187
Benefits Entitled to Under the Disability Plan of the Company					$15,000 per month
Make Payments and Provide Benefits Called for Under each Employee Benefit Plan					$0	$0
Net Value of Unvested Options					$0	$0	$0
Current Value of Unvested Restricted Shares					$185,913	$185,913	$185,913
Lump Sum Payment of 200% of Current Annual Base Salary							$632,500
Lump Sum Payment of 200% of “Target” Bonus							$284,625
All Benefits Payable Under Company’s Plans Relating to Deferred Comp, Retirement or Other Benefits(3)	$490,318	$490,318	$490,318	$490,318	$490,318	$490,318	$490,318
Split-Dollar Life Insurance						$2,268,805

(1)	Retirement is treated the same as termination by the named executive officer without good reason.

(2)

In addition to the amounts reflected, an additional amount would be paid to the named executive officer. The exact amount is not calculable at the present time due to the fact that it is based upon the actual 3 year cumulative EPS that is achieved. The named executive officer would be entitled to the number of shares determined following each three year period times the percent of time he actually was employed during the three year period.

(3)	The benefits payable under the Company’s 401(k) plan have been omitted since this plan is non-discriminatory.

COMPENSATION OF DIRECTORS

Members of the Company’s Board of Directors are compensated through retainers, attendance fees and receipt of restricted shares and stock options. More specifically, each non-management director (that is a director who does not receive a salary from the Company) receives a quarterly retainer of $7,500. The directors also receive attendance fees of $2,000 for attending meetings of the Board and $1,500 for committee meetings attended in person, or $750 for committee meetings held by conference call. To compensate certain directors with additional responsibilities, (i) the Company’s Lead Director (Mr. Rose) received an additional annual retainer of $20,000, (ii) the Chairperson of the Company’s Audit Committee (Ms. Farthing) received an additional annual retainer of $12,000, and the Chairperson of the Compensation Committee (Mr. Carpenter) received an additional annual retainer of $4,000. Directors who are not employees of the Company do not participate in any non-equity incentive compensation plans.

Each director also receives a one time grant of 4,000 stock options upon becoming a director and an annual grant of restricted shares worth $25,000 at the time of grant. The restricted shares are issued at the closing price of the Company’s shares on The NASDAQ Stock Market LLC as of the first Tuesday in each January following the date the Company releases its net sales for the critical month of December. That date was selected to afford investors an opportunity to absorb that net sales information and for the Company’s share price to reflect the appropriate value attributed to those shares by the investment community. The directors’ restricted shares “cliff vest” on the third anniversary of the date of grant or vest immediately if that person’s directorship is terminated because of death, disability, retirement at age 72 or above, or a change of control of the Company.

Although we have not performed a detailed study of our peer group, the Company believes that the aggregate compensation paid to directors is in line with the Company’s philosophy of compensation in the middle of the payments made to similar positions among the Company’s peers and that the award of stock options upon initial election and annual grants of restricted shares serves the Company’s goals of aligning the interests of the Company’s directors with those its shareholders.

The “all other compensation” column reflects dividends received by each Director on restricted shares held by such persons as a result of their being directors.

DIRECTOR SUMMARY COMPENSATION TABLE

(a) Name(1)	(b) Fees Earned or Paid in Cash ($)	(c) Stock Awards ($)(2)	(d) Option Awards ($)(3)	(e) Non-Equity Incentive Plan Compensation ($)	(f) Change in Pension Value and Nonqualified Deferred Compensation Earnings	(g) All Other Compensation ($)(4)	(h) Total ($)

Alvin R. Carpenter	$46,500	17,353				4,681	$68,534
Linda McFarland Farthing	$60,500	17,353				4,681	$82,534
Mitchell W. Legler	$51,500	17,353				4,681	$73,534
Michael D. Rose	$61,750	17,353				4,681	$83,784
Richard L. Sisisky	$48,500	17,353	2,178			4,681	$72,712
Martin E. Stein, Jr.	$41,750	17,353				4,681	$63,784
J. Wayne Weaver	$38,000	17,353				4,681	$60,034
James H. Winston	$48,500	17,353				4,681	$70,534

(1)

Jay Stein, the Company’s Chairman of the Board, John H. Williams, Jr., the Company’s Vice Chairman of the Board and Michael D. Fisher, the Company’s President and Chief Executive Officer are not included in this table as they are employees of the Company and therefore do not receive compensation for their services as Directors. The compensation received by Mr. Fisher is shown in the Summary Compensation Table on page 11.

(2)

Reflects the dollar amount recognized for financial reporting purposes for the fiscal year ended February 3, 2007 in accordance with FAS 123(R) and thus includes awards granted during and prior to FY 2006. Forfeiture estimates have been disregarded in determining the amounts indicated. During fiscal year 2006, each director named above received 1,913 shares of restricted stock with a grant date fair value of $25,003. The total grant date fair value relating to restricted stock shares granted to all directors named above during fiscal year 2006 was $200,024. As of February 3, 2007, each Director has the following number of unvested restricted stock awards outstanding: Alvin R. Carpenter: 4,687; Linda McFarland Farthing: 4,687; Mitchell W. Legler: 4,687; Michael D. Rose: 4,687; Richard L. Sisisky: 4,687; Martin E. Stein, Jr.: 4,687; J. Wayne Weaver: 4,687 and James H. Winston: 4,687.

(3)

Reflects the dollar amount recognized for financial reporting purposes for the fiscal year ended February 3, 2007 in accordance with FAS 123(R) and thus includes awards granted during and prior to FY 2006. No option awards were granted during fiscal 2006. Forfeiture estimates have been disregarded in determining the amounts indicated. As of February 3, 2007, the following directors have the indicated number of option awards outstanding: Linda McFarland Farthing: 4,000; Michael D. Rose: 8,000; Richard L. Sisisky: 4,000; Martin E. Stein, Jr.: 4,000 and J. Wayne Weaver: 4,000.

(4)

Reflects the amount of dividends paid on unvested shares of restricted stock granted to each named director. The amount includes a special dividend of $1.50 per share paid in April 2006, as well as the regular quarterly dividends paid of $0.0625 per share.

PROPOSAL NO. 2

PROPOSAL TO APPROVE AN INCREASE IN

THE NUMBER OF SHARES ELIGIBLE FOR ISSUANCE

UNDER THE STEIN MART, INC. 2001 OMNIBUS PLAN BY 3,000,000 SHARES

The board asks stockholders to approve a 3 million share increase in the shares available for grant under the Stein Mart, Inc. 2001 Omnibus Plan (the “Omnibus Plan”) which provides for grants of share-based awards to officers, employees and non-employee directors including, among other things, options, performance shares and restricted shares. Stockholders approved the Omnibus Plan at the company’s annual meeting of stockholders in May 2001 and again in June of 2006. All of the Company’s share-based compensation awards are made under its Omnibus Plan.

The following table provides information regarding equity compensation plans as of February 3, 2007:

Plan category	(a) Number of securities to be issued upon exercise of outstanding options	(b) Weighted-average exercise price of outstanding options	(c) Number of securities remaining available for the future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by security holders	3,504,607	$12.87	1,233,038
Equity compensation plans not approved by security holders	—	—	—

Total	3,504,607	$12.87	1,233,038

The number of securities to be issued in column (a) includes 3,264,607 shares issuable upon the exercise of outstanding stock options and 240,000 shares issuable pursuant to share awards that have been granted through Performance Share Award Agreements provided by the 2001 Omnibus Plan. Since the share awards do not have an exercise price, they have been included in the weighted-average exercise price calculation in column (b) at an exercise price of zero. The number of performance shares issuable pursuant to the Company’s Management Incentive Compensation Plan is determined based on aggregate EPS goals for a three year rolling period. As it is currently anticipated that no shares will be issued under this plan, they are excluded from the above table.

As of April 5, 2007, excluding performance shares that would be issued if certain goals are met, the Company currently has only 1,117,783 shares remaining available for issuance under the Omnibus Plan and over the last 6 years has averaged granting approximately 600,000 shares per year under the Omnibus Plan for normal grants for new hires, promotions and incentive awards to further the Company’s goals of aligning the interests of the Company’s employees with those of its shareholders by encouraging shareholder equity interests in the Company. The aggregate number of vested unexercised options outstanding as of March 31, 2007 is 746,950 and the maximum number of performance shares which could be issued if all performance goals were achieved is 922,940 constituting a total of 1,669,890, which, combined with the remaining available shares under the Omnibus Plan represents only 6.4% of the Company’s total outstanding shares of common stock as of April 5, 2007.

Information concerning the Stein Mart, Inc. 2001 Omnibus Plan is as follows:

Administration. The Plan is administered by a committee of the Company’s Board of Directors consisting of at least two non-employee directors. The committee decides which eligible individuals will receive awards under the Plan. As of March 31, 2007, there were 489 persons eligible to participate in the Plan, including eight non-employee directors.

The Plan authorizes the committee to award different types of stock-based awards to employee and advisor participants, including stock options, stock appreciation rights, restricted stock and performance shares. The committee has the sole authority to determine when awards will be granted, the type, amount, price, timing, vesting schedules and other terms and conditions of awards and the number of shares covered by the awards. The committee also has the authority to make all determinations necessary or advisable for the operation of the Plan.

The Plan provides for an automatic grant of 4,000 options when a non-employee director joins the Board. The term of these options will be seven years. See “Compensation of Directors”. The Plan also permits the Board of Directors to make other stock-based awards to non-employee directors, including restricted shares.

Stock Subject to the Plan. The maximum number of shares of common stock that may be currently issued under the Plan is 4,500,000 shares. Shares covered by unexercised options that terminate or shares that are forfeited may be subject to new awards.

        During any single year, participants may not receive options and/or stock appreciation rights for more than 500,000 shares of stock, performance-based restricted stock awards for more than 500,000 shares of stock or more than $500,000 in performance awards, provided, however, that by a vote of two-thirds of the Committee, twice these amounts may be awarded.

        Stock Options. A stock option allows a participant to purchase shares of common stock at a fixed price at some future date. Options awarded under the Plan may be either incentive stock options within the meaning of Section 422 of the Internal Revenue Code, which permits the deferral of taxable income related to the exercise of such options, or non-qualified options not entitled to such deferral. The exercise price and term of each option is fixed by the committee, except that the exercise price for incentive stock options must be at least equal to 100% (or 110% in the case of incentive stock options granted to 10% stockholders) of the fair market value of the stock on the date of grant. The Board of Directors may consent to the grant of nonqualified options with an exercise price less than 100% of fair market value on the date of grant. The term of incentive stock options cannot exceed ten years. The aggregate fair market value (determined at the time the option is granted) of shares with respect to which incentive stock options may be granted to any one individual under the Plan, or any other Plan of the Company or any subsidiary, which stock options are exercisable for the first time during any calendar year, may not exceed $100,000. All unvested options become exercisable upon a change of control of the Company.

Upon exercise of an option, the participant must pay the full exercise price for the number of shares of stock being exercised. The committee may allow the participant to pay the exercise price in cash, with shares of stock already owned, by delivery to the Company of an exercise form together with instructions to a broker-dealer to sell or margin a sufficient portion of the stock and deliver the sale or margin loan proceeds directly to the Company to pay the option price, or a combination thereof.

As of March 30, 2007, the closing price of the Company’s common stock on The NASDAQ Stock Market LLC was $16.32.

Amendment and Termination. The Board of Directors may amend or terminate the Plan at any time. Unless terminated by the Board, the term of the Plan is indefinite, although incentive stock options may not be granted after the Plan has been in effect for ten years. Termination of the Plan may not affect the rights of participants as to outstanding awards.

Federal Income Tax Consequences of Stock Options. The income tax treatment of different types of awards will vary. The following is a summary of significant federal income tax consequences associated with stock option awards granted under the Plan. The discussion is not a comprehensive discussion of all the federal income tax aspects of the Plan.

The holder of an incentive option generally recognizes no income for federal income tax purposes at the time of the grant or exercise of the option. However, the spread between the exercise price and the fair market value of the underlying shares on the date of exercise generally will constitute a tax preference item for purposes of the alternative minimum tax. The optionee generally will be entitled to long-term capital gain treatment upon the sale of shares acquired on the exercise of an incentive stock option, if the shares have been held for more than two years from the date of the option grant and for more than one year after exercise. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a “Disqualifying Disposition”), the gain realized on disposition will be compensation income to the optionee to the extent the fair market value of the underlying stock on the date of exercise exceeds the applicable exercise price. The Company will not be entitled to an income tax deduction in connection with the exercise of an incentive stock option but will generally be entitled to a deduction equal to the amount of any ordinary income recognized by an optionee upon a disqualifying disposition.

No income will be recognized by a participant at the time a non-qualified option is granted. The exercise of a non-qualified stock option will generally be a taxable event that requires the participant to recognize, as ordinary income, the difference between the fair market value of the shares at the time of exercise and the option exercise price. The Company ordinarily will be entitled to claim a federal income tax deduction on account of the exercise of a non-qualified option. The amount of the deduction will equal the ordinary income recognized by the participant.

Performance-Based Compensation. Section 162(m) of the Internal Revenue Code limits the Company’s income tax deduction for compensation paid in any taxable year to certain executive officers to $1,000,000 per individual. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. Awards under the Plan are intended, but not required, to satisfy these requirements.

The Plan provides that restricted stock and performance awards will be performance-based if they are conditioned on one of the following performance criteria, as determined by the committee: net sales, gross profit, operating or other expenses, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, net income, earnings per share (basic or diluted), cash flow, average sales per store, average sales per square foot, comparable store sales increases, average inventories, number of stores opened, return on investment, stock price and total shareholder return.

The Company anticipates that the requested additional authorization of 3 million additional shares will be sufficient to meet the Company’s needs through 2010.

The Board of Directors recommends a vote “FOR” the proposal to approve an increase in the number of shares eligible for issuance under the Stein Mart, Inc. 2001 Omnibus Plan by 3,000,000 shares.

The affirmative vote of a majority of the shares of Common Stock voted on the proposal is required to approve it. The accompanying proxy will be voted for the proposal unless shareholders indicate a contrary choice. Broker non-votes and abstentions will have no effect on the vote.

AUDIT COMMITTEE REPORT

March 2007

The charter of the audit committee of the board of directors specifies that the committee is responsible for providing oversight of the integrity of the Company’s financial statements, the adequacy of the Company’s system of internal controls, and the qualification, independence and performance of the Company’s independent auditors. The audit committee is composed of three directors, each of whom is independent as defined by The NASDAQ’s Stock Market LLC listing standards.

Management is responsible for the Company’s internal controls and financial reporting process. The audit committee monitors management’s preparation of quarterly and annual financial reports in accordance with accounting principles generally accepted in the USA and oversees the implementation and maintenance of effective systems of internal and disclosure controls. The independent auditors are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the USA and issuing a report thereon. The audit committee supervises the relationship between the Company and its independent auditors, including making decisions about their appointment or removal, reviewing the scope of their audit services, approving non-audit services, and confirming their independence.

In connection with these responsibilities, the audit committee met with management and the independent auditors ten times during 2006 to review and discuss the Company’s annual and quarterly financial statements prior to their issuance and other matters. Four of these meetings also included executive sessions with the independent auditors without the presence of management and executive sessions without others present with the Company’s Chief Financial Officer and separate meetings with the Company’s Vice President of Internal Audit, Safety and Security. During 2006, management advised the audit committee that each set of financial statements reviewed had been prepared in accordance with accounting principles generally accepted in the USA. The audit committee also discussed with the independent auditors the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees) including the quality of the Company’s accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee received written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed with the independent auditors their firm’s independence. The audit committee also monitored the Company’s progress in compliance with the internal controls provisions of Section 404 of the Sarbanes-Oxley Act of 2002.

Based upon the audit committee’s discussions with management and the independent auditors and its review of their representations, the audit committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s annual report on Form 10-K for the year ended February 3, 2007, to be filed with the Securities and Exchange Commission.

Linda McFarland Farthing, Chairperson

Richard L. Sisisky

James H. Winston

CERTAIN TRANSACTIONS; COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Audit Committee of the Board of Directors is responsible for evaluating the appropriateness of all related-party transactions.

The Audit Committee has adopted written policies and procedures for the Committee to review and approve or ratify related party transactions involving the Company, any of its executive officers, directors or 5% or more shareholders or any of their family members. These transactions include:

(a)	transactions that must be disclosed in proxy statements under SEC rules; and

(b)	transactions that could potentially cause a non-employee director to cease to qualify as independent under The NASDAQ Stock Market LLC listing requirements.

Transactions that are deemed immaterial under SEC disclosure requirements are generally deemed pre-approved under these written policies and procedures, including transactions with a company with which a Stein Mart director’s sole relationship is as a non-employee director and the total amount involved does not exceed 1% of the other company’s total annual revenues.

Criteria for Audit Committee approval or ratification of related party transactions include:

(a)	whether the transactions is on terms no less favorable to the Company than terms generally available from an unrelated third party;

(b)	the extent of the related party’s interest in the transaction;

(c)	whether the transaction would interfere with the performance of the officer’s or director’s duties to the Company;

(d)	in the case of a transaction involving a non-employee director, whether the transaction would disqualify the director from being deemed independent under The NASDAQ Stock Market LLC listing requirements and;

(e)	such other factors that the Audit Committee deems appropriate under the circumstances.

The Audit Committee has approved the related party transactions described below, each involving non-employee directors of the Company, after determining that the transactions do not adversely affect the performance by these directors of their duties to the Company.

Mr. Mitchell W. Legler. Mr. Legler is the majority shareholder of Kirschner & Legler, P.A., general counsel to the Company since April 2001. From August 1995 to April 2001, Mr. Legler was the sole shareholder of the law firm of Mitchell W. Legler, P.A., which served as general counsel to the Company. Legal fees received by Kirschner & Legler, P.A. for fiscal year 2006 were $150,000.

Mr. Martin E. Stein, Jr. Mr. Stein, a member of the Compensation Committee of the Board of Directors, is Chairman and Chief Executive Officer of Regency Centers Corporation, a real estate investment trust, through which the Company leases five locations owned by Regency Centers Corporation for approximately $1.3 million in base rent annually. The Board of Directors believes that amounts paid for leased space and other lease related services are competitive with amounts that would be paid to a third party to lease similar space.

INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

According to the timetable specified in the Audit Committee Charter, the independent registered certified public accounting firm for the Company for the upcoming fiscal year ending February 2, 2008 has not been selected. However, at this time, the Company has no reason to believe that, if selected, PricewaterhouseCoopers LLP would not be willing to continue in that capacity for the fiscal year ending February 2, 2008. That firm has served as the independent registered certified public accounting firm for the Company since 1983.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting of stockholders and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

The following table shows the fees paid or accrued by the Company for the audit, including the audit of internal controls and fees billed in each of the last two fiscal years for other services provided by PricewaterhouseCoopers LLP.

	2006	2005
Audit Fees(1)	$715,600	$659,000
Audit-Related Fees(2)	58,142	58,900
Tax Fees(3)	144,354	95,398
All Other Fees	—	—

	$918,096	$813,298

(1)

Includes fees for professional services relating to the annual audit of the Company’s financial statements, review of the Company’s quarterly financial statements and services related to the certification of the Company’s internal controls, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

(2)

2006 includes fees for professional services relating to the audit of employee benefit plans, fees relating to assistance in the implementation of FAS 123R, dealing with share-based compensation and consultation fees relating to the accounting treatment of certain credit card accounting transactions. 2005 includes fees for professional services relating to the audit of employee benefit plans and consultation regarding the accounting treatment for inventory related areas.

(3)

2006 includes fees for professional services relating to tax compliance (preparation of returns) and fees relating to an IRS examination. 2005 includes fees for professional services relating to tax compliance (preparation of returns) and tax planning (consultation on matters relating to tax accounting methods). No services were provided by PricewaterhouseCoopers LLP relating to aggressive tax transactions, contingent fee services or any tax services to certain persons who serve in financial reporting oversight roles.

The Audit Committee must pre-approve (i) all audit services, and (ii) all non-audit services provided by the independent registered certified public accounting firm that are permitted by Section 01 of the Sarbanes Act, except if:

1.	in the case of permissible non-audit services, such services qualify as de minimus under Section 202 of the Sarbanes Act and the Company did not recognize that such services were non-audit services at the time of the engagement;

2.	the Audit Committee, or one or more of its designated members, approves the permissible non-audit services before completion of the audit; and

3.	when one or more designated members approve such services, such approval is presented to the Audit Committee at its next scheduled meeting.

All audit, audit-related and tax services provided by PricewaterhouseCoopers LLP were pre-approved in accordance with the Audit Committee’s guidelines.

The Audit Committee discussed the non-audit services with PricewaterhouseCoopers LLP and determined that their provision would not impair that firm’s independence.

STOCKHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING OF STOCKHOLDERS

Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which stockholder proposals must be received by the Company in order to be included in the Company’s proxy materials for the next annual meeting. In accordance with these regulations, stockholders are hereby notified that if they wish a proposal to be included in the Company’s proxy statement and form of proxy relating to the 2008 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 9, 2008. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company’s proxy materials.

If any shareholder proposals are submitted to the Company but are not requested to be included in the Company proxy materials for the 2008 annual meeting, the persons named in proxies solicited by the Board of Directors for the 2008 annual meeting may exercise discretionary voting power with respect to any such proposal that the Company receives after March 24, 2008.

OTHER MATTERS

The Board of Directors does not know of any other matters to come before the meeting; however, if any other matters properly come before the meeting it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

ANNUAL REPORT

A copy of the Company’s Annual Report for the year ended February 3, 2007 accompanies this proxy statement. Additional copies may be obtained by writing to Ms. Susan Datz Edelman, the Company’s Director of Stockholder Relations, at 1200 Riverplace Boulevard, Jacksonville, Florida 32207.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies.

Dated: May 8, 2007

STOCKHOLDERS ARE URGED TO SPECIFY THEIR CHOICES AND VOTE BY INTERNET, TELEPHONE OR MAIL. INTERNET OR TELEPHONE VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD. IF YOU VOTE YOUR PROXY BY INTERNET OR BY TELEPHONE, YOU DO NOT NEED TO MAIL BACK YOUR PROXY CARD.

EXHIBIT A

STEIN MART, INC.

COMPENSATION COMMITTEE CHARTER

Amended April 7, 2004

Purpose. The Compensation Committee of the Board of Directors (the “Board”) of Stein, Mart, Inc. (the “Committee”) is appointed by the Board (i) to discharge the Board’s responsibilities relating to compensation of the Company’s directors and officers, (ii) to have overall responsibility for approving and evaluating the director and officer compensation plans, policies and programs of the Company, and (iii) to have responsibility for producing an annual report on executive compensation for inclusion in the Company’s proxy statement.

I. Members

There shall be not less than three members of the Committee, one of whom shall be elected by the Board to serve as Chairman of the Committee (the “Committee Chairman”), and each of whom shall meet the independence and experience requirements of the National Association of Securities Dealers’ Nasdaq Stock Market, Inc. (“Nasdaq”). Thus, the members of the Committee shall meet the following criteria:

A.	Each shall meet the Company’s Director Independence Criteria as set forth on Exhibit A hereto.

B.	In addition, at least two members of the committee must qualify as “non-employee directors,” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and as “outside directors,” as defined in Section 162(m) of the Internal Revenue Code and Treasury regulations thereunder.

II. Appointment; Authority & Duties

A.	Appointment. The Board shall appoint members of the Committee.

B.	Professional Advisors. The Committee shall have the authority, and is hereby authorized to incur costs, to retain special legal, accounting, compensation or other consultants to advise the Committee and/or to assist in the evaluation of director, chief executive officer and other senior executives or senior executive compensation and shall have sole authority to approve the consultant’s fees and other retention terms. The Committee may request any officer or employee of the Company or the Company’s outside counsel or independent compensation consultant to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

C.	General Duties. The Committee shall annually review and approve corporate goals and objectives relevant to chief executive officer and other senior executives compensation, evaluate the chief executive officer and other senior executives’ performance in light of those goals and objectives, and approve the chief executive officer and other senior executives’ compensation levels based on this evaluation. Senior executives shall include all officers who are required to file reports under Section 16 of the Securities Exchange Act of 1934. In determining the long-term incentive component of chief executive officer and other senior executives compensation, the Committee will consider the Company’s performance and relative shareholder return, the value of similar incentive awards to the chief executive officer and other senior executives at comparable companies, and the awards given to the chief executive officer and other senior executives in past years.

D.	The Committee shall annually review and have the authority to set the compensation of all directors, the chief executive officer and all other executive officers, including incentive-compensation plans and equity-based plans. The Committee shall approve all grants of options under the Company’s option plans. If the Committee does not consist entirely of directors who qualify as “non-employee directors” under Rule 16b-3 and as “outside directors” under Section 162(m) of the Internal Revenue Code, all awards of performance-based compensation and all grants under the Company’s option plans shall be made by a subcommittee of at least two directors who meet such qualifications. The vote of at lease two directors who meet such qualifications shall be deemed the vote of a subcommittee of such directors.

E.

The Committee shall annually review and approve, for the chief executive officer and other senior executives and the senior executives of the Company, (a) the annual base salary level, (b) the annual incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements, and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits.

F.	The Committee shall meet in executive session to determine the compensation of the chief executive officer. The chief executive officer may be present during committee deliberations concerning the compensation of other senior executives but may not vote.

G.	The Committee may form and delegate authority to subcommittees when appropriate.

H.	The Committee shall make regular reports to the Board and shall cause an annual report of the Committee to be included in the Company’s annual report to its shareholders.

I.	The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Committee shall annually review its own performance.

III. Committee Meetings

The Committee will hold meetings at such times and at such places as it shall deem necessary but shall hold at least one meeting each calendar quarter.

As revised by the Committee April 7, 2004.

Alvin R. (“Pete”) Carpenter, Chairman of Committee

EXHIBIT A

STEIN MART, INC.

DIRECTOR INDEPENDENCE CRITERIA

JANUARY 2007

A member of the Company’s board of Directors shall be “Independent” only if such director meets all of the following (the “Stein Mart Director Independence Criteria”):

The director shall be a person other than an officer or employee of the Company (which term includes any consolidated parent or subsidiary of the Company) or any other individual having a relationship, which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. A director shall not be considered independent, if such director:

1.	is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

2.	accepts or has a Family Member (as defined below) who accepted any compensation from the Company in excess of $100,000 (this amount shall be zero as to the Audit Committee) during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:

a.	compensation for board or board committee service;

b.	compensation paid to a Family Member who is an employee (other than an executive officer) of the Company (this exception does not apply to the Audit Committee); or

c.	benefits under a tax-qualified retirement plan, or non-discretionary compensation;

3.	is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;

4.	is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

a.	payments arising solely from investments in the Company’s securities; or

b.	payments under non-discretionary charitable contribution matching programs.

5.	is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

6.	is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during the past three years.

“Family Member” is a person’s spouse, parents, children and siblings, whether by blood, marriage or adoption, and anyone residing in such person’s home.

This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposal 1 and Proposal 2.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

The Board of Directors recommends a vote FOR Proposals 1 and 2.

1. Election of Directors as recommended in the Proxy Statement:

WITHHOLD AUTHORITY to vote for all nominees listed

FOR all nominees listed (except as marked to the contrary)

2. To approve an increase in the number of shares eligible for issuance under the Stein Mart 2001 Omnibus Plan by 3,000,000 shares.

FOR

AGAINST ABSTAIN

Nominees:

01 Alvin R. Carpenter, 02 Linda McFarland Farthing, 03 Michael D. Fisher, 04 Mitchell W. Legler, 05 Richard L Sisisky, 06 Jay Stein, 07 Martin E. Stein, Jr., 08 J. Wayne Weaver and 09 John H. Williams, Jr.

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below.

3. Should any other matters requiring a vote of the shareholders arise, the named Proxies (see reverse) are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Signature

Signature

Date

Please insert the date and sign your name exactly as it appears hereon. If shares are held jointly each joint owner should sign. Executors, administrators, trustees, guardians, etc., should so indicate when signing. Corporations should sign full corporate name by an authorized officer. Partnerships should sign partnership name by an authorized Partner. Unless the date has been inserted below this proxy shall be deemed to be dated for all purposes as of the date appearing on the postmark on the envelope in which it is enclosed. In such a case the Proxies named (see reverse) are authorized to insert the date in accordance with these instructions.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET

http://www.proxyvoting.com/smrt

Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.melloninvestor.com/isd where step-by-step instructions will prompt you through enrollment.

Stein Mart®

You can view the Stein Mart Annual Report and Proxy Statement on the internet at www.steinmart.com

Stein Mart®

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS IN CONNECTION WITH THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 12, 2007

The undersigned hereby appoints Jay Stein and John H. Williams, Jr., and each of them, with full power of substitution and revocation, as true and lawful agents and proxies of the undersigned to attend and vote all shares of Common Stock of Stein Mart, Inc., a Florida corporation, that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of Stein Mart, Inc., a Florida corporation, to be held on June 12, 2007 at 2:00 P.M., local time, at The Cummer Museum of Art and Gardens, 829 Riverside Avenue, Jacksonville, Florida, and at any adjournments thereof, hereby revoking any proxy heretofore given.

(Continued and to be signed on the reverse side)

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Stein Mart®

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